Exhibit 99.2

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
December 31, 2024
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT), an S&P MidCap 400 Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity-rich submarkets that offer good school districts and high-quality retail. IRT’s main objective is to provide attractive risk-adjusted returns to stockholders through diligent portfolio management, strong operational performance, and consistent returns on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Smithfield
Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, anticipated enhancements to our financial results, and our future growth, including from additional acquisitions funded by proceeds from our recent equity and debt financings and property sales. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party’s unauthorized access to our data or data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Fourth Quarter and Full Year 2024 Financial Results
Introduces Full Year 2025 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 12, 2025 — Independence Realty Trust, Inc. (“IRT” and the “Company”) (NYSE: IRT), a multifamily apartment REIT, announces its fourth quarter and full year 2024 financial results and establishes full year 2025 guidance.

EPS of $0.17 for 2024
CFFO of $0.32 for Fourth Quarter and $1.16 for Full Year 2024
High-End of Guidance
Same Store Portfolio NOI Increased 5.3% and 3.2% during Fourth Quarter and Full Year 2024
In-Line with Guidance
Solid Occupancy Gains and Rental Rate Growth
Completed 1,671 Renovations in Value Add Program
Achieving Average ROI of 15.7% During the Year
Enhanced Balance Sheet Strength and Flexibility
Net Debt-to-Adjusted EBITDA Improved to 5.9x at Year End 2024
BBB Issuer Credit Rating from S&P Achieved
Unsecured Line of Credit Renewed and Expanded in January 2025

Management Commentary
“2024 was another strong year for IRT as we achieved the high-end of our guidance, with CFFO per share of $1.16 and NOI growth of 3.2%,” said Scott Schaeffer, Chairman and CEO of IRT. “This performance is a reflection of our continued focus on balancing occupancy and rental rate growth, underpinned by accomplishing strategic milestones. Looking ahead to 2025, we believe we are well-positioned to grow CFFO as we capitalize on rebounding market fundamentals to create value for shareholders.”

Fourth Quarter Highlights
•Net loss available to common shares of $1.0 million for the quarter ended December 31, 2024 compared to $40.5 million for the quarter ended December 31, 2023. Loss per diluted share of $0.00 for the quarter ended December 31, 2024 compared to $0.18 for the quarter ended December 31, 2023.
•Same-store portfolio net operating income (“NOI”) grew 5.3% for the quarter ended December 31, 2024 compared to the quarter ended December 31, 2023.
•Core Funds from Operations (“CFFO”) of $75.0 million for the quarter ended December 31, 2024 compared to $68.7 million for the quarter ended December 31, 2023. CFFO per share was $0.32 for the fourth quarter of 2024, as compared to $0.30 for the fourth quarter of 2023.
•Adjusted EBITDA of $94.5 million for the quarter ended December 31, 2024 compared to $95.6 million for the quarter ended December 31, 2023.
•Value add program completed renovations at 395 units during the quarter ended December 31, 2024, achieving a weighted average return on investment during the quarter of 15.1%.
•Increased our unsecured credit facility from $500 million to $750 million and extended the maturity under the facility, thereby strengthening our balance sheet while enhancing long-term value through lower interest expense.
Full Year Highlights
•Net income available to common shares of $39.3 million for the year ended December 31, 2024 compared to net loss available to common shares of $17.2 million for the year ended December 31, 2023. Earnings per diluted share of $0.17 for the year ended December 31, 2024 compared to loss per diluted share of $0.08 for the year ended December 31, 2023.
•Same-store portfolio NOI grew 3.2% for the year ended December 31, 2024 compared to the year ended December 31, 2023.
•CFFO of $266.9 million for the year ended December 31, 2024 compared to $263.9 million for the year ended December 31, 2023. CFFO per share was $1.16 for the year ended December 31, 2024, as compared to $1.15 for the year ended December 31, 2023.
•Adjusted EBITDA of $350.3 million for the year ended December 31, 2024 compared to $366.8 million for the year ended December 31, 2023. The decrease was primarily driven by asset sales completed in connection with our Portfolio Optimization and Deleveraging Strategy, which also reduced net debt to Adjusted EBITDA from 6.7x for the fourth quarter of 2023 to 5.9x for the fourth quarter of 2024.
•Value add program completed renovations at 1,671 units during the year ended December 31, 2024, achieving a weighted average return on investment of 15.7%.
2025 Guidance Highlights
•Earnings per diluted share of $0.19 to $0.22.
•CFFO per share of $1.16 to $1.19.
•2025 same-store NOI growth of 0.8% to 3.3%.
Included later in this press release are assumptions underlying our guidance and definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

	Fourth Quarter 2024 Compared to Fourth Quarter 2023	Full Year 2024 Compared to Full Year 2023
Rental and other property revenue	2.3% increase	3.0% increase
Property operating expenses	3.0% decrease	2.5% increase
NOI	5.3% increase	3.2% increase
Portfolio average occupancy	100 bps increase to 95.5%	110 bps increase to 95.2%
Portfolio average rental rate	0.8% increase to $1,570	1.3% increase to $1,563
NOI Margin	180 bps increase to 66.3%	20 bps increase to 63.3%
(1)Same-store portfolio includes 107 properties, which represent 31,433 units.
Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	4Q 2024	3Q 2024
Same-Store Portfolio(1)
Average Occupancy	95.5%	95.5%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(4.6)%	(3.5)%
Renewal Leases	5.4%	3.8%
Blended	0.0%	0.8%
Resident Retention Rate	51.6%	57.0%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.8%	95.9%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(5.0)%	(3.9)%
Renewal Leases	5.4%	3.8%
Blended	(0.3)%	0.7%
Resident Retention Rate	50.9%	57.5%
Value Add (26 properties with Ongoing Value Add)
Average Occupancy	94.8%	94.3%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(3.5)%	(2.6)%
Renewal Leases	5.5%	4.0%
Blended	0.7%	1.1%
Resident Retention Rate	53.2%	55.6%
(1)Same-store portfolio includes 107 properties, which represent 31,433 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for leasing concessions, for each unit that had a prior lease and current lease that are for a term of 9-14 months. 4Q 2024 new, renewal, and blended lease over lease rent growth for all leases was (6.0%), 5.5%, and (0.9%), respectively. 3Q 2024 new, renewal, and blended lease over lease rent growth for all leases was (3.6%), 4.5%, and 1.2%, respectively.

Value Add Program
We completed renovations on 395 units during the quarter ended December 31, 2024, achieving a return on investment of 15.1%, with an average cost per unit renovated of $18,368, and an average monthly rent increase per unit of $230 over unrenovated comps. We completed renovations on 1,671 units during the year ended December 31, 2024, achieving a return on investment of 15.7%, with an average cost per unit renovated of $18,294, and an average monthly rent increase per unit of $239 over unrenovated comps. See the Value Add Summary page of our supplemental information for additional information on our projects’ life to date as of December 31, 2024.

Investment Activity
Held for Sale
•As of December 31, 2024, we had one property in Birmingham, Alabama classified as held for sale. We recognized a loss on impairment of $21.0 million during the quarter ended December 31, 2024. We expect the sale to close in February 2025 for gross sales proceeds of $111.0 million. We intend to use the proceeds from the sale of this property to fund future property acquisitions.
Acquisitions
•Highland Ridge, Charlotte, North Carolina: On November 1, 2024, we acquired a 300-unit multifamily apartment property for $73.5 million. This acquisition expanded our footprint in Charlotte, North Carolina from 714 units to 1,014 units.
•Serenza at Ocoee Village, Orlando, Florida: On December 5, 2024, we acquired a 320-unit multifamily apartment property for $84.3 million. This acquisition expanded our footprint in Orlando, Florida from 297 units to 617 units.
•We are currently under contract to acquire a 280-unit multifamily apartment property in Indianapolis, Indiana, which is expected to expand our footprint in the Indianapolis market while providing enhanced scale and synergies. The aggregate purchase price of this property is $59.5 million, which we expect to fund using proceeds from our Birmingham sale. We expect to complete this acquisition during the first quarter of 2025. While this property is under contract, there can be no assurance that this acquisition will be consummated at expected pricing levels, within expected time frames, or at all.
Capital Expenditures
For the quarter ended December 31, 2024, recurring capital expenditures for the total portfolio were $4.2 million, or $125 per unit, value add and non-recurring expenditures for the total portfolio were $16.1 million and development expenditures for the total portfolio were $10.8 million, respectively. For the year ended December 31, 2024, recurring capital expenditures for the total portfolio were $24.9 million, or $750 per unit, value add and non-recurring expenditures for the total portfolio were $90.5 million and development expenditures for the total portfolio were $52.4 million, respectively.
Capital Markets
At-the-Market-Offering and Public Offering of Common Stock
During the second half of 2024, we entered into forward sales transactions under our previously announced ATM Program for the forward sale of an aggregate of 2,498,300 shares of our common stock. On December 30, 2024, we physically settled the forward sales transactions for the forward sale of all 2,498,300 shares at a weighted average price of $20.06 per share resulting in proceeds of $50.1 million.
In connection with our previously announced September 2024 public offering of 11,500,000 shares of common stock, we entered into a forward sale agreement with Citigroup. On December 30, 2024, we physically settled 3,250,000 of those shares at a weighted average price of $19.04, per share resulting in proceeds of $61.9 million.

The combined proceeds of $112.0 million were used to fund a portion of the purchase prices of the property acquisitions that closed during the fourth quarter 2024. As of December 31, 2024, there were 8,250,000 shares remaining under forward sale agreements, which if physically settled at the then forward price would result in additional proceeds to us of $155.8 million. We intend to use any such future proceeds for future acquisitions.
Private Placement of $150 Million of Unsecured Notes
On October 1, 2024, we received the proceeds from the previously announced $150.0 million unsecured private placement notes, and as of January 6, 2025, we had used a portion of the proceeds to repay $114.0 million of property mortgages maturing in late 2024 and early 2025, with the balance of the proceeds expected to be used to repay a $17.1 million property mortgage maturing in May 2025 and to reduce the borrowings under our unsecured revolver.
‘BBB’ Issuer Credit Rating from S&P Global Ratings
On October 30, 2024, we received a ‘BBB’ issuer credit rating and stable outlook from S&P Global Ratings. The rating is for Independence Realty Trust, Inc. and our operating partnership Independence Realty Operating Partnership L.P.
Expanded Unsecured Credit Facility, Reflecting Increased Financial Flexibility and More Favorable Capital Structure
On January 8, 2025, we entered into an amended and restated credit agreement that increased our borrowing capacity under our existing revolver from $500 million to $750 million, and extended its maturity date from January 2026 to January 2029. This transaction strengthened our balance sheet by extending our weighted average debt maturity and increasing our liquidity. It also created long-term stakeholder value through lower interest costs.
Balance Sheet and Liquidity
At December 31,2024, our net debt-to-adjusted EBITDA was 5.9x, an improvement of 0.8x as compared to December 31, 2023. As of the same date, we had unrestricted cash and cash equivalents of $21.2 million, $155.8 million remaining under forward equity sale agreements, and $305.5 million of capacity remaining on our unsecured revolver, representing total liquidity of $482.5 million. Adjusting for the January 2025 expansion of our unsecured revolver, we have liquidity of $732.5 million.
Dividend Distribution
On December 16, 2024, our Board of Directors declared a quarterly dividend of $0.16 per share of our common stock. The fourth quarter dividend was paid on January 17, 2025 to stockholders of record at the close of business on December 31, 2024.

2025 EPS, FFO and CFFO Guidance
We are introducing guidance ranges for 2025 diluted earnings per share (“EPS”), FFO and CFFO per share and same-store NOI. A reconciliation of IRT's projected EPS to FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2025 Full Year EPS and CFFO Guidance(1)(2)	Low		High
Earnings per share	$0.19		$0.22
Adjustments:
Depreciation and amortization	1.00		1.00
FFO per share	$1.19	$1.19	$1.22
Loan (premium accretion) discount amortization, net	(0.03)		(0.03)
CFFO per share	$1.16		$1.19
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2025 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 241.2 million weighted average shares and units outstanding.

2025 Guidance Assumptions
Our key guidance assumptions for 2025 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	2025 Outlook(1)
Number of properties/units	108 properties / 31,611 units
Property revenue growth	2.1% to 3.1%
Controllable operating expense growth	3.3% to 4.3%
Real estate tax and insurance expense growth	2.1% to 4.0%
Total operating expense growth	2.8% to 4.1%
NOI growth	0.8% to 3.3%

Corporate Expenses
General and administrative & property management expenses	$55 million to $57 million
Interest expense(2)	$88 million to $90 million

Transaction/Investment Volume(3)
Acquisition volume	$280 million to $320 million
Disposition volume	$110 million to $112 million

Capital Expenditures
Recurring	$25 million to $27 million
Value add renovation program	$48 million to $58 million
Non-recurring and revenue enhancing	$47 million to $51 million
Development	$5 million to $6 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.
(3)Acquisition volume reflects one property in Indianapolis that we expect to acquire during the first quarter of 2025 for approximately $60 million and $220 million to $260 million of acquisitions we expect to complete during 2025 using proceeds remaining under forward equity sale agreements. Disposition volume reflects the sale of one property in Birmingham that we expect to close in February 2025.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 13, 2025 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A replay of the conference call can also be accessed telephonically until Thursday, February 20, 2025, by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About IRT
Independence Realty Trust, Inc. (NYSE: IRT), an S&P MidCap 400 Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity-rich submarkets that offer good school districts and high-quality retail. IRT’s main objective is to provide attractive risk-adjusted returns to stockholders through diligent portfolio management, strong operational performance, and consistent returns on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, anticipated enhancements to our financial results, and our future growth, including from additional acquisitions funded by proceeds from our recent equity and debt financings and property sales. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party’s unauthorized access to our data or data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Selected Financial Information:
Operating Statistics:
Net (loss) income available to common shares	$(1,001)	$12,365	$10,354	$17,577	$(40,515)
(Loss) earnings per share -- diluted	$0.00	$0.05	$0.05	$0.08	$(0.18)
Rental and other property revenue	$160,617	$159,860	$158,104	$160,331	$166,730
Property operating expenses	$54,195	$60,538	$60,883	$59,971	$59,703
NOI	$106,422	$99,322	$97,221	$100,360	$107,027
NOI margin	66.3%	62.1%	61.5%	62.6%	64.2%
Adjusted EBITDA	$94,533	$87,453	$83,609	$84,683	$95,640
FFO per share	$0.33	$0.30	$0.28	$0.27	$0.31
CFFO per share	$0.32	$0.29	$0.28	$0.27	$0.30
Dividends per share	$0.16	$0.16	$0.16	$0.16	$0.16
CFFO payout ratio	50.0%	55.2%	57.1%	59.3%	53.3%
Portfolio Data:
Total gross assets	$6,882,296	$6,733,864	$6,684,029	$6,673,589	$6,960,554
Total number of operating properties (a)	113	110	110	111	116
Total units (a)	33,615	32,670	32,685	32,877	34,431
Portfolio period end occupancy (a)	95.4%	95.5%	95.5%	95.0%	94.6%
Portfolio average occupancy (a)	95.4%	95.4%	95.3%	94.4%	94.4%
Portfolio average effective monthly rent, per unit (a)	$1,572	$1,571	$1,554	$1,550	$1,558
Same-store portfolio period end occupancy (b)	95.5%	95.5%	95.5%	95.0%	94.7%
Same-store portfolio average occupancy (b)	95.5%	95.5%	95.4%	94.4%	94.5%
Same-store portfolio average effective monthly rent, per unit (b)	$1,570	$1,570	$1,558	$1,554	$1,558
Capitalization:
Total debt (c)	$2,333,683	$2,286,694	$2,252,559	$2,277,098	$2,549,409
Common share price, period end	$19.84	$20.50	$18.74	$16.13	$15.30
Market equity capitalization	$4,697,713	$4,736,212	$4,330,137	$3,726,224	$3,528,996
Total market capitalization	$7,031,396	$7,022,906	$6,582,696	$6,003,322	$6,078,405
Total debt/total gross assets	33.9%	34.0%	33.7%	34.1%	36.6%
Net debt to Adjusted EBITDA (d)	5.9x	6.3x	6.5x	6.7x	6.7x
Interest coverage	4.8x	4.8x	4.8x	4.1x	4.1x
Common shares and OP Units:
Shares outstanding	230,838,249	225,093,090	225,122,235	225,070,396	224,706,731
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,946,571
Common shares and OP units outstanding	236,779,892	231,034,733	231,063,878	231,012,039	230,653,302
Weighted average common shares and OP units	230,893,621	230,762,299	230,734,872	230,570,707	230,452,570
(a)Excludes our development projects Flatiron Flats and Destination at Arista, as applicable. See the definitions at the end of this release. Destination at Arista no longer met the definition of a development project in the fourth quarter of 2024.
(b)Same-store portfolio consists of 107 properties, which represent 31,433 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended December 31, 2024, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.0x, 6.4x, 6.6x, 6.5x, and 6.5x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Assets:
Real estate held for investment, at cost	$6,363,936	$6,341,504	$6,218,019	$6,183,009	$6,259,212
Less: accumulated depreciation	(740,957)	(715,702)	(667,681)	(622,713)	(582,760)
Real estate held for investment, net	5,622,979	5,625,802	5,550,338	5,560,296	5,676,452
Real estate held for sale	110,112	—	69,829	98,603	296,334
Real estate under development	116,861	115,221	115,196	109,338	98,365
Cash and cash equivalents	21,228	17,611	21,034	21,275	22,852
Restricted cash	22,224	30,632	26,364	20,625	27,880
Investment in unconsolidated real estate entities	91,975	95,393	90,347	89,487	89,044
Other assets	39,596	43,566	28,731	34,379	39,245
Derivative assets	29,300	18,821	38,422	38,845	29,937
Intangible assets, net	3,644	1,158	—	—	66
Total assets	$6,057,919	$5,948,204	$5,940,261	$5,972,848	$6,280,175
Liabilities and Equity:
Indebtedness, net	$2,274,651	$2,286,694	$2,202,961	$2,212,273	$2,426,788
Indebtedness associated with real estate held for sale, net	59,032	—	49,598	64,825	122,621
Accounts payable and accrued expenses	94,670	119,286	102,040	83,678	109,074
Accrued interest payable	8,630	6,858	6,795	7,145	7,917
Dividends payable	37,827	36,906	36,906	36,896	36,858
Derivative liabilities	—	1,779	—	—	—
Other liabilities	8,035	7,966	8,421	8,928	9,723
Total liabilities	2,482,845	2,459,489	2,406,721	2,413,745	2,712,981
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,308	2,250	2,251	2,251	2,247
Additional paid in capital	3,868,006	3,755,311	3,754,756	3,753,833	3,751,942
Accumulated other comprehensive income	26,065	13,835	34,380	34,501	25,513
Accumulated deficit	(454,104)	(416,223)	(392,627)	(367,015)	(348,405)
Total shareholders' equity	3,442,275	3,355,173	3,398,760	3,423,570	3,431,297
Noncontrolling Interests	132,799	133,542	134,780	135,533	135,897
Total equity	3,575,074	3,488,715	3,533,540	3,559,103	3,567,194
Total liabilities and equity	$6,057,919	$5,948,204	$5,940,261	$5,972,848	$6,280,175

STATEMENTS OF OPERATIONS, FFO & CFFO
TRAILING FIVE QUARTERS (Dollars in thousands, except per share data)

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Revenue:
Rental and other property revenue	$160,617	$159,860	$158,104	$160,331	$166,730
Other revenue	346	275	298	203	316
Total revenue	160,963	160,135	158,402	160,534	167,046
Expenses:
Property operating expenses	54,195	60,538	60,883	59,971	59,703
Property management expenses	7,379	7,379	7,666	7,499	6,660
General and administrative expenses (a)	4,856	4,765	6,244	8,381	5,043
Depreciation and amortization expense	57,742	55,261	54,127	53,721	55,902
Casualty (gains) losses	(80)	1,249	465	2,301	59
Total expenses	124,092	129,192	129,385	131,873	127,367
Interest expense	(19,770)	(18,308)	(17,460)	(20,603)	(23,537)
(Loss on impairment) gain on sale of real estate assets, net	(20,928)	688	(152)	10,530	(56,263)
(Loss) gain on extinguishment of debt	(2)	—	—	203	(124)
Other loss	—	—	—	(1)	(79)
Income (loss) from investments in unconsolidated real estate entities	2,729	(703)	(850)	(829)	(1,330)
Net (loss) income	$(1,100)	$12,620	$10,555	$17,961	$(41,654)
Loss (income) allocated to noncontrolling interests	99	(255)	(201)	(384)	1,139
Net (loss) income available to common shares	$(1,001)	$12,365	$10,354	$17,577	$(40,515)
(Loss) earnings per share - basic	$—	$0.05	$0.05	$0.08	$(0.18)
Weighted-average shares outstanding - Basic	224,951,978	224,820,656	224,793,229	224,627,115	224,505,999
(Loss) earnings per share - diluted	$—	$0.05	$0.05	$0.08	$(0.18)
Weighted-average shares outstanding - Diluted	224,951,978	226,058,400	225,418,825	225,226,270	224,505,999
Funds From Operations (FFO):
Net (loss) income	$(1,100)	$12,620	$10,555	$17,961	$(41,654)
Add-Back (Deduct):
Real estate depreciation and amortization	57,332	54,880	53,757	53,390	55,510
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	(212)	598	598	598	636
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	20,928	160	336	(9,609)	57,492
FFO	$76,948	$68,258	$65,246	$62,340	$71,984
FFO per share	$0.33	$0.30	$0.28	$0.27	$0.31
CORE Funds From Operations (CFFO):
FFO	$76,948	$68,258	$65,246	$62,340	$71,984
Add-Back (Deduct):
Other depreciation and amortization	410	382	370	331	391
Casualty (gains) losses	(80)	1,249	465	2,301	59
Loan (premium accretion) discount amortization, net	(2,249)	(2,239)	(2,283)	(2,395)	(2,659)
Prepayment (gains) penalties on asset dispositions	—	(848)	(184)	(921)	(1,229)
Loss (gain) on extinguishment of debt	2	—	—	(203)	124
Other expense	—	—	—	1	79
CFFO	$75,031	$66,802	$63,614	$61,454	$68,749
CFFO per share	$0.32	$0.29	$0.28	$0.27	$0.30
Weighted-average shares and units outstanding	230,893,621	230,762,299	230,734,872	230,570,707	230,452,570
(a)Included in the three months ended March 31, 2024 is $2.5 million of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO
(Dollars in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Rental and other property revenue	$160,617	$166,730	$638,913	$659,841
Other revenue	346	316	1,122	1,142
Total revenue	160,963	167,046	640,035	660,983
Expenses:
Property operating expenses	54,195	59,703	235,588	244,330
Property management expenses	7,379	6,660	29,923	27,081
General and administrative expenses	4,856	5,043	24,245	22,766
Depreciation and amortization expense	57,742	55,902	220,854	218,968
Casualty (gains) losses	(80)	59	3,935	925
Total expenses	124,092	127,367	514,545	514,070
Interest expense	(19,770)	(23,537)	(76,141)	(89,921)
(Loss on impairment) gain on sale of real estate assets, net	(20,928)	(56,263)	(9,862)	(66,547)
(Loss) gain on extinguishment of debt	(2)	(124)	200	(124)
Other loss	—	(79)	(1)	(427)
Income (loss) from investments in unconsolidated real estate entities	2,729	(1,330)	347	(4,488)
Restructuring costs	—	—	—	(3,213)
Net (loss) income	(1,100)	(41,654)	40,033	(17,807)
Loss (income) allocated to noncontrolling interests	99	1,139	(742)	580
Net (loss) income available to common shares	$(1,001)	$(40,515)	$39,291	$(17,227)
(Loss) earnings per share - basic	$—	$(0.18)	$0.17	$(0.08)
Weighted-average shares outstanding - Basic	224,951,978	224,505,999	224,798,958	224,414,443
(Loss) earnings per share - diluted	$—	$(0.18)	$0.17	$(0.08)
Weighted-average shares outstanding - Diluted	224,951,978	224,505,999	225,584,327	224,414,443
Funds From Operations (FFO):
Net (loss) income	$(1,100)	$(41,654)	$40,033	$(17,807)
Add-Back (Deduct):
Real estate depreciation and amortization	57,332	55,510	219,360	217,716
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	(212)	636	1,581	2,115
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	20,928	57,492	11,815	68,447
FFO	$76,948	$71,984	$272,789	$270,471
FFO per share	$0.33	$0.31	$1.18	$1.17
CORE Funds From Operations (CFFO):
FFO	$76,948	$71,984	$272,789	$270,471
Add-Back (Deduct):
Other depreciation and amortization	410	391	1,493	1,252
Casualty (gains) losses	(80)	59	3,935	925
Loan (premium accretion) discount amortization, net	(2,249)	(2,659)	(9,167)	(10,899)
Prepayment (gains) penalties on asset dispositions	—	(1,229)	(1,953)	(1,900)
Loss (gain) on extinguishment of debt	2	124	(200)	124
Other expense	—	79	1	743
Restructuring costs	—	—	—	3,213
CFFO	$75,031	$68,749	$266,898	$263,929
CFFO per share	$0.32	$0.30	$1.16	$1.15
Weighted-average shares and units outstanding	230,893,621	230,452,570	230,741,085	230,364,184

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Net (loss) income	$(1,100)	$12,620	$10,555	$17,961	$(41,654)
Add-Back (Deduct):
Interest expense	19,770	18,308	17,460	20,603	23,537
Depreciation and amortization	57,742	55,261	54,127	53,721	55,902
Casualty (gains) losses	(80)	1,249	465	2,301	59
Loss on impairment (gain on sale) of real estate assets, net	20,928	(688)	152	(10,530)	56,263
Loss (gain) on extinguishment of debt	2	—	—	(203)	124
(Income) loss from investments in unconsolidated real estate entities	(2,729)	703	850	829	1,330
Other loss (income), net	—	—	—	1	79
Adjusted EBITDA	$94,533	$87,453	$83,609	$84,683	$95,640

INTEREST COST:
Interest expense	$19,770	$18,308	$17,460	$20,603	$23,537

INTEREST COVERAGE:	4.8x	4.8x	4.8x	4.1x	4.1x

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(1,100)	$(41,654)	$40,033	$(17,807)
Add-Back (Deduct):
Interest expense	19,770	23,537	76,141	89,921
Depreciation and amortization	57,742	55,902	220,854	218,968
Casualty (gains) losses	(80)	59	3,935	925
Loss on impairment (gain on sale) of real estate assets, net	20,928	56,263	9,862	66,547
Loss (gain) on extinguishment of debt	2	124	(200)	124
(Income) loss from investments in unconsolidated real estate entities	(2,729)	1,330	(347)	4,488
Other loss (income), net	—	79	1	427
Restructuring costs	—	—	—	3,213
Adjusted EBITDA	$94,533	$95,640	$350,279	$366,806

INTEREST COST:
Interest expense	$19,770	$23,537	$76,141	$89,921

INTEREST COVERAGE:	4.8x	4.1x	4.6x	4.1x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Revenue:
Rental and other property revenue	$151,326	$152,742	$150,983	$147,533	$147,880
Property Operating Expenses:
Real estate taxes	16,547	16,471	18,268	18,577	18,086
Property insurance	3,841	3,841	3,941	4,075	4,178
Personnel expenses	11,884	13,118	12,564	11,938	11,491
Utilities	7,704	7,953	7,142	7,411	7,135
Repairs and maintenance	2,408	6,307	6,346	4,730	3,301
Contract services	5,270	5,770	5,786	5,020	5,175
Advertising expenses	1,677	2,283	2,042	1,576	1,597
Other expenses	1,597	1,603	1,652	1,658	1,554
Total property operating expenses	50,928	57,346	57,741	54,985	52,517
Same-store portfolio NOI	$100,398	$95,396	$93,242	$92,548	$95,363

Same-store portfolio NOI margin	66.3%	62.5%	61.8%	62.7%	64.5%
Average occupancy	95.5%	95.5%	95.4%	94.4%	94.5%

Average effective monthly rent, per unit	$1,570	$1,570	$1,558	$1,554	$1,558

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Rental and other property revenue
Same-store portfolio	$151,326	$152,742	$150,983	$147,533	$147,880
Non same-store portfolio	9,291	7,118	7,121	12,798	18,850
Total rental and other property revenue	160,617	159,860	158,104	160,331	166,730
Property operating expenses
Same-store portfolio	50,928	57,346	57,741	54,985	52,517
Non same-store portfolio	3,267	3,192	3,142	4,986	7,186
Total property operating expenses	54,195	60,538	60,883	59,971	59,703
NOI
Same-store portfolio	100,398	95,396	93,242	92,548	95,363
Non same-store portfolio	6,024	3,926	3,979	7,812	11,664
Total property NOI	$106,422	$99,322	$97,221	$100,360	$107,027

(a)Same-store portfolio consists of 107 properties, which represent 31,433 units.
(b)See the definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
Dollars in thousands, except per unit data

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2024	2023	% change	2024	2023	% change
Revenue:
Rental and other property revenue	$151,326	$147,880	2.3%	$602,584	$585,277	3.0%
Property Operating Expenses:
Real estate taxes	16,547	18,086	(8.5)%	69,863	72,518	(3.7)%
Property insurance	3,841	4,178	(8.1)%	15,698	14,618	7.4%
Personnel expenses	11,884	11,491	3.4%	49,504	45,592	8.6%
Utilities	7,704	7,135	8.0%	30,210	28,296	6.8%
Repairs and maintenance	2,408	3,301	(27.1)%	19,791	20,122	(1.6)%
Contract services	5,270	5,175	1.8%	21,846	21,584	1.2%
Advertising expenses	1,677	1,597	5.0%	7,578	6,342	19.5%
Other expenses	1,597	1,554	2.8%	6,510	6,625	(1.7)%
Total property operating expenses	50,928	52,517	(3.0)%	221,000	215,697	2.5%
Same-store portfolio NOI	$100,398	$95,363	5.3%	$381,584	$369,580	3.2%

Same-store portfolio NOI margin	66.3%	64.5%	1.8%	63.3%	63.1%	0.2%
Average occupancy	95.5%	94.5%	1.0%	95.2%	94.1%	1.1%
Average effective monthly rent, per unit	$1,570	$1,558	0.8%	$1,563	$1,543	1.3%
(a)Same-store portfolio consists of 107 properties, which represent 31,433 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED DECEMBER 31, 2024
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Atlanta, GA	13	5,180	$24,110	$24,398	(1.2)%	$8,676	$9,212	(5.8)%	$15,433	$15,186	1.6%	93.8%	92.6%	1.2%	$1,599	$1,648	(3.0)%
Dallas, TX	14	4,007	22,240	21,700	2.5%	7,652	8,401	(8.9)%	14,589	13,299	9.7%	96.5%	94.1%	2.4%	1,809	1,814	(0.3)%
Columbus, OH	10	2,510	11,602	10,805	7.4%	4,056	3,722	9.0%	7,546	7,083	6.5%	95.4%	94.5%	0.9%	1,511	1,425	6.0%
Indianapolis, IN	7	1,979	8,794	8,388	4.8%	3,055	3,087	(1.0)%	5,739	5,301	8.3%	95.8%	94.5%	1.3%	1,435	1,369	4.8%
Oklahoma City, OK	8	2,147	8,287	7,887	5.1%	2,597	2,553	1.7%	5,690	5,334	6.7%	95.5%	95.3%	0.2%	1,228	1,184	3.7%
Nashville, TN	5	1,508	7,640	7,525	1.5%	1,961	2,371	(17.3)%	5,680	5,154	10.2%	96.6%	94.8%	1.8%	1,627	1,634	(0.4)%
Tampa-St. Petersburg, FL	5	1,452	8,497	8,082	5.1%	2,975	2,893	2.8%	5,522	5,189	6.4%	96.1%	95.5%	0.6%	1,899	1,822	4.2%
Denver, CO	6	1,397	7,584	7,537	0.6%	2,201	2,342	(6.0)%	5,383	5,195	3.6%	95.3%	95.4%	(0.1)%	1,775	1,725	2.9%
Raleigh - Durham, NC	6	1,690	7,924	7,957	(0.4)%	2,712	2,579	5.2%	5,211	5,378	(3.1)%	95.2%	94.9%	0.3%	1,553	1,562	(0.6)%
Memphis, TN	4	1,383	6,158	6,111	0.8%	2,038	1,997	2.1%	4,120	4,114	0.1%	93.6%	92.8%	0.8%	1,495	1,519	(1.6)%
Houston, TX	5	1,308	5,863	5,761	1.8%	2,309	2,461	(6.2)%	3,554	3,300	7.7%	96.3%	95.8%	0.5%	1,432	1,423	0.6%
Louisville, KY	4	1,150	5,211	4,724	10.3%	1,822	1,832	(0.5)%	3,389	2,892	17.2%	96.6%	96.3%	0.3%	1,330	1,284	3.6%
Lexington, KY	3	886	4,021	3,777	6.5%	1,120	1,115	0.4%	2,901	2,662	9.0%	96.1%	96.6%	(0.5)%	1,408	1,323	6.4%
Huntsville, AL	3	873	4,184	4,131	1.3%	1,323	1,327	(0.3)%	2,861	2,803	2.1%	96.4%	95.8%	0.6%	1,478	1,530	(3.4)%
Charlotte, NC	3	714	3,707	3,800	(2.4)%	1,110	1,085	2.3%	2,597	2,715	(4.3)%	95.8%	95.6%	0.2%	1,716	1,762	(2.6)%
Myrtle Beach, SC - Wilmington, NC	3	628	2,678	2,687	(0.3)%	770	783	(1.7)%	1,908	1,904	0.2%	94.6%	94.3%	0.3%	1,396	1,420	(1.7)%
Cincinnati, OH	2	542	2,874	2,781	3.3%	974	996	(2.2)%	1,900	1,785	6.4%	97.0%	95.1%	1.9%	1,624	1,598	1.6%
Charleston, SC	2	518	2,814	2,665	5.6%	988	941	5.0%	1,826	1,724	5.9%	97.1%	94.4%	2.7%	1,739	1,692	2.8%
Greenville, SC	1	702	2,566	2,689	(4.6)%	915	947	(3.4)%	1,651	1,742	(5.2)%	93.8%	94.9%	(1.1)%	1,290	1,293	(0.2)%
Orlando, FL	1	297	1,675	1,658	1.0%	636	708	(10.2)%	1,039	950	9.4%	95.6%	95.8%	(0.2)%	1,792	1,815	(1.3)%
Austin, TX	1	256	1,461	1,396	4.7%	528	603	(12.4)%	933	793	17.7%	96.0%	94.4%	1.6%	1,791	1,808	(0.9)%
San Antonio, TX	1	306	1,436	1,421	1.1%	510	562	(9.3)%	926	860	7.7%	98.5%	96.4%	2.1%	1,444	1,475	(2.1)%
Total / Weighted Average	107	31,433	$151,326	$147,880	2.3%	$50,928	$52,517	(3.0)%	$100,398	$95,363	5.3%	95.5%	94.5%	1.0%	$1,570	$1,558	0.8%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
YEAR ENDED DECEMBER 31, 2024
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Atlanta, GA	13	5,180	$96,822	$96,866	0.0%	$37,892	$36,219	4.6%	$58,928	$60,645	(2.8)%	93.6%	92.2%	1.4%	$1,607	$1,636	(1.8)%
Dallas, TX	14	4,007	88,868	86,650	2.6%	33,366	34,300	(2.7)%	55,502	52,350	6.0%	95.5%	94.2%	1.3%	1,814	1,799	0.8%
Columbus, OH	10	2,510	45,155	42,386	6.5%	17,044	15,832	7.7%	28,111	26,555	5.9%	95.1%	94.7%	0.4%	1,471	1,391	5.8%
Indianapolis, IN	7	1,979	35,062	32,976	6.3%	12,913	12,730	1.4%	22,149	20,246	9.4%	96.0%	94.0%	2.0%	1,407	1,354	3.9%
Oklahoma City, OK	8	2,147	32,800	31,111	5.4%	11,029	10,609	4.0%	21,772	20,501	6.2%	95.3%	93.9%	1.4%	1,212	1,172	3.4%
Tampa-St. Petersburg, FL	5	1,452	33,427	31,991	4.5%	12,110	12,044	0.5%	21,317	19,947	6.9%	95.7%	94.7%	1.0%	1,860	1,814	2.5%
Denver, CO	6	1,397	30,587	29,974	2.0%	9,486	9,388	1.0%	21,101	20,586	2.5%	96.1%	95.2%	0.9%	1,747	1,720	1.6%
Nashville, TN	5	1,508	30,351	29,321	3.5%	9,697	9,959	(2.6)%	20,654	19,363	6.7%	95.5%	93.6%	1.9%	1,633	1,612	1.3%
Raleigh - Durham, NC	6	1,690	32,023	31,541	1.5%	11,744	10,550	11.3%	20,279	20,991	(3.4)%	95.0%	94.4%	0.6%	1,551	1,544	0.5%
Memphis, TN	4	1,383	24,929	24,686	1.0%	8,721	8,237	5.9%	16,208	16,449	(1.5)%	93.7%	93.5%	0.2%	1,513	1,510	0.2%
Houston, TX	5	1,308	23,536	22,882	2.9%	10,288	10,642	(3.3)%	13,248	12,240	8.2%	95.8%	95.5%	0.3%	1,433	1,402	2.2%
Louisville, KY	4	1,150	19,916	18,268	9.0%	7,948	7,554	5.2%	11,968	10,714	11.7%	96.0%	94.2%	1.8%	1,322	1,279	3.4%
Lexington, KY	3	886	15,812	14,956	5.7%	4,779	4,555	4.9%	11,033	10,401	6.1%	96.7%	96.8%	(0.1)%	1,372	1,295	5.9%
Huntsville, AL	3	873	16,390	16,380	0.1%	5,686	5,609	1.4%	10,703	10,772	(0.6)%	95.9%	95.4%	0.5%	1,493	1,536	(2.8)%
Charlotte, NC	3	714	15,076	15,260	(1.2)%	4,707	4,428	6.3%	10,369	10,832	(4.3)%	95.5%	95.5%	—%	1,734	1,761	(1.5)%
Myrtle Beach, SC - Wilmington, NC	3	628	10,830	10,711	1.1%	3,491	3,291	6.1%	7,339	7,420	(1.1)%	95.1%	94.8%	0.3%	1,407	1,412	(0.4)%
Cincinnati, OH	2	542	11,372	10,839	4.9%	4,178	4,038	3.5%	7,195	6,801	5.8%	96.4%	94.5%	1.9%	1,608	1,572	2.3%
Charleston, SC	2	518	11,017	10,444	5.5%	4,466	4,184	6.7%	6,552	6,260	4.7%	96.4%	94.6%	1.8%	1,713	1,652	3.7%
Greenville, SC	1	702	10,514	10,461	0.5%	4,019	3,845	4.5%	6,495	6,616	(1.8)%	94.2%	94.2%	—%	1,302	1,268	2.7%
Orlando, FL	1	297	6,668	6,363	4.8%	2,782	2,706	2.8%	3,886	3,657	6.3%	94.8%	93.8%	1.0%	1,794	1,805	(0.6)%
San Antonio, TX	1	306	5,729	5,773	(0.8)%	2,339	2,563	(8.7)%	3,391	3,210	5.6%	97.3%	96.2%	1.1%	1,463	1,482	(1.3)%
Austin, TX	1	256	5,700	5,438	4.8%	2,315	2,415	(4.1)%	3,384	3,023	11.9%	95.0%	92.1%	2.9%	1,800	1,791	0.5%
Total/Weighted Average	107	31,433	$602,584	$585,277	3.0%	$221,000	$215,698	2.5%	$381,584	$369,579	3.2%	95.2%	94.1%	1.1%	$1,563	$1,543	1.3%

PROPERTY PORTFOLIO (a)
NET OPERATING INCOME EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended December 31, 2024
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,107,680	93.8%	$1,599	$15,432	14.5%
Dallas, TX	14	4,007	880,188	96.5%	1,809	14,589	13.7%
Columbus, OH	10	2,510	380,928	95.6%	1,511	7,546	6.9%
Tampa-St. Petersburg, FL	6	1,791	399,163	96.1%	1,963	6,818	6.4%
Denver, CO (a)(b)	7	1,722	495,388	95.0%	1,775	6,652	6.3%
Indianapolis, IN	7	1,979	294,522	95.3%	1,435	5,739	5.4%
Oklahoma City, OK	8	2,147	337,446	96.3%	1,228	5,690	5.3%
Nashville, TN	5	1,508	375,025	96.0%	1,627	5,680	5.3%
Raleigh - Durham, NC	6	1,690	254,625	94.2%	1,553	5,211	4.9%
Memphis, TN	4	1,383	160,408	94.7%	1,495	4,120	3.9%
Houston, TX	5	1,308	214,977	96.6%	1,432	3,554	3.3%
Louisville, KY	4	1,150	143,283	96.8%	1,330	3,389	3.2%
Charlotte, NC	4	1,014	262,601	93.6%	1,562	3,259	3.1%
Huntsville, AL	4	1,051	241,595	95.7%	1,456	3,248	3.1%
Lexington, KY	3	886	163,697	96.8%	1,408	2,901	2.7%
Birmingham, AL (c)	1	720	122,694	96.1%	1,425	1,992	1.9%
Myrtle Beach, SC - Wilmington, NC	3	628	68,341	94.3%	1,396	1,908	1.8%
Cincinnati, OH	2	542	124,877	96.8%	1,624	1,900	1.8%
Charleston, SC	2	518	82,210	95.7%	1,739	1,826	1.7%
Greenville, SC	1	702	126,274	92.8%	1,290	1,651	1.6%
Orlando, FL	2	617	132,879	94.0%	1,840	1,438	1.4%
San Antonio, TX	1	306	57,527	98.0%	1,444	926	0.9%
Austin, TX	1	256	60,302	96.5%	1,791	933	0.9%
Total / Weighted Average	113	33,615	$6,486,630	95.4%	$1,572	$106,402	100.0%
(a)Excludes our development project Flatiron Flats. See the definitions at the end of this release.
(b)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)Represents one property that was held for sale as of December 31, 2024.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF DECEMBER 31, 2024

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (c)
Ongoing
Atlanta, GA	5	2,344	1,210	1,186	$254	18.5%	$18,589	$2,283	$20,872	16.4%	14.6%
Dallas, TX	5	1,462	854	841	283	19.6%	19,465	2,226	21,691	17.4%	15.6%
Columbus, OH	4	1,098	613	605	268	21.6%	14,999	1,431	16,430	21.4%	19.6%
Oklahoma City, OK	4	1,087	663	652	162	17.3%	17,185	2,213	19,398	11.3%	10.0%
Lexington, KY	1	436	56	49	253	20.5%	17,662	2,038	19,700	17.2%	15.4%
Nashville, TN	1	418	298	296	169	12.3%	17,021	1,321	18,342	11.9%	11.1%
Memphis, TN	1	362	303	301	377	34.4%	15,901	807	16,708	28.4%	27.1%
Tampa-St. Petersburg, FL	1	348	244	242	323	22.1%	17,471	1,875	19,346	22.2%	20.0%
Raleigh-Durham, NC	1	318	255	253	208	16.5%	16,215	1,046	17,261	15.4%	14.5%
Austin, TX	1	256	199	194	256	17.7%	18,451	1,486	19,937	16.7%	15.4%
Denver, CO	1	252	35	30	318	29.0%	11,883	4,048	15,931	32.1%	23.9%
Indianapolis, IN	1	236	200	199	260	24.0%	15,718	1,484	17,202	19.9%	18.2%
Total / Weighted Average	26	8,617	4,930	4,848	$253	19.9%	$17,487	$1,979	$19,466	17.3%	15.6%

Future (d)
Atlanta, GA	3	1,334	—	—	—	—	—	—	—	—	—
Dallas, TX	3	763	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	2	540	—	—	—	—	—	—	—	—	—
Raleigh-Durham, NC	2	488	—	—	—	—	—	—	—	—	—
Indianapolis, IN	2	460	—	—	—	—	—	—	—	—	—
Charleston, SC	1	274	—	—	—	—	—	—	—	—	—
Denver, CO	1	240	—	—	—	—	—	—	—	—	—
Total / Weighted Average	14	4,099	—	—	—	—	—	—	—	—	—

Completed (e)
Atlanta, GA	3	978	916	900	$215	20.8%	$9,021	$1,139	$10,160	28.6%	25.4%
Tampa-St. Petersburg, FL	3	888	851	848	279	21.7%	14,205	1,327	15,532	23.5%	21.5%
Columbus, OH	3	763	714	711	205	22.4%	10,374	666	11,040	23.7%	22.3%
Louisville, KY	2	728	728	785	215	24.1%	15,621	2,173	17,794	16.5%	14.5%
Memphis, TN	2	691	690	684	183	18.0%	12,110	974	13,084	18.1%	16.8%
Raleigh-Durham, NC	1	328	325	323	195	19.0%	14,648	2,108	16,756	15.9%	13.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,120	56	8,176	11.4%	11.3%
Total / Weighted Average	15	4,664	4,512	4,538	$210	20.5%	$12,098	$1,236	$13,334	20.9%	18.9%

Grand Total/Weighted Average	55	17,380	9,442	9,386	$232	20.2%	$14,903	$1,725	$16,628	18.7%	16.8%
(a) See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of leasing concessions was $223.
(b)See the definitions section for a full description of Renovation Costs per Unit.
(c)See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of leasing concessions was 18.0%. ROI-Total costs using rent premium including the impact of leasing concessions was 16.1%.
(d)Projects scheduled to start in Q1 2025 are located in Atlanta, GA, Dallas, TX, Denver, CO and Raleigh-Durham, NC. Projects scheduled to start in Q2 2025 are located in Atlanta, GA, Charleston, SC, Dallas, TX, Indianapolis, IN, Oklahoma City, OK and Raleigh-Durham, NC. Projects scheduled to start in Q3 2025 are located in Atlanta, GA, Dallas, TX, Indianapolis, IN and Oklahoma City, OK.
(e)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(f)Includes Meadows, Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in October 2022 (with respect to Meadows), February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands except per unit amounts

2024 ACQUISITIONS

Property	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent per Unit at Acquisition
Gateway at Pinellas	Tampa-St. Petersburg, FL	288	8/13/24	$82,000	$285	$2,228
Highland Ridge	Charlotte, NC	300	11/01/24	73,500	245	1,703
Serenza at Ocoee Village	Orlando, FL	320	12/05/24	84,250	263	1,905
Total		908		$239,750	$264	$1,941

2024 DISPOSITIONS

Property	Location	Units	Disposition date	Sale price	Price per unit	Average rent per unit at disposition	Gain on sale (loss on impairment) , net (a)
Villas of Kingwood	Houston, TX	330	2/13/24	$53,700	$163	$1,454	$62
Belmar Villas	Denver, CO	318	2/13/24	74,300	234	1,606	46
Hearthstone at City Center	Denver, CO	360	3/12/24	74,000	206	1,690	88
Villas at Huffmeister	Houston, TX	294	3/25/24	44,250	151	1,557	(415)
Westmont Commons	Asheville, NC	252	3/28/24	49,875	198	1,505	25,856
Reserve at Creekside	Chattanooga, TN	192	4/30/24	28,500	152	1,462	(152)
Tapestry Park	Birmingham, AL	354	7/17/24	70,800	200	1,644	(14,419)
Total		2,100		$395,425	$188	$1,571	$11,066
(a)During the three months ended December 31, 2023, we recognized an aggregate loss on impairment of $32,956 on the Villas at Kingwood, Belmar Villas, Hearthstone at City Center, Villas at Huffmeister, and Reserve at Creekside, including $1,105 of defeasance and debt prepayment gains on these dispositions. During the three months ended March 31, 2024, we recognized a loss on impairment of $15,107 on Tapestry Park.

ASSETS HELD FOR SALE AS OF DECEMBER 31, 2024
Property	Location	Units	Q4 2024 Loss on Impairment
Ridge Crossings	Birmingham, AL	720	$20,928

REAL ESTATE UNDER DEVELOPMENT (a)

Development	Flatiron Flats
Location	Denver, Colorado
Planned Units	296
Start Date	4Q 2022
Initial Occupancy	1Q 2025
Completion Date	1Q 2025
Projected Stabilization date	3Q 2026
Total Estimated Development Costs	$113,210
% of Development Costs Left to Fund	4%
Real Estate Under Development at December 31, 2024 (excludes capitalized interest)	$108,396
(a)Destination at Arista no longer met the definition of a development project in the fourth quarter of 2024 upon reaching 90% occupancy. Flatiron Flats will continue to be classified as a development property since it is in lease-up and has not yet reached overall occupancy of 90%.

INVESTMENT AND DEVELOPMENT ACTIVITY - (CONTINUED)

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (a)	Richmond, VA	402	—	$85,883	$59,000	84.8%	$—	$21,163
Views of Music City II (b)	Nashville, TN	209	—	33,439	21,736	50.0%	—	5,905
The Crockett (c)	Nashville, TN	199	—	—	—	—%	—	—
Lakeline Station	Austin, TX	378	Q2 2025	110,551	76,500	90.0%	—	36,107
The Mustang (d)	Dallas, TX	275	—	109,583	79,447	85.0%	—	28,801
Total		1,264		$339,456	$236,683		$—	$91,975
(a)Metropolis at Innsbrook is operating and was listed for sale during Q1 2025. We expect this property to be sold during 2025 and to receive our proportionate share of the gain on sale and a return of our invested capital.
(b)Views of Music City phase II is operating and was listed for sale during Q1 2025. We have a right of first refusal on any sale of the Views of Music City II. We expect this property to be sold during 2025 and to receive our preferred return and invested capital.
(c)The Crockett is an operating property consisting of 199 units. On July 16, 2024, we amended the joint venture agreement governing the entity that owns this property and Views of Music City II. The amendment to the joint venture agreement resulted in the return of our invested capital in the amount of $5.5 million and preferred return in the amount of $3.0 million, net, thereon on October 17, 2024, while also providing us with a right of first refusal on any sale of The Crockett.
(d)The Mustang became an operating property during the fourth quarter of 2024 and consists of 275 units. We have a call option that gives us the right to buy the property upon the earlier of the date upon which the property achieves 85% occupancy or August 15, 2025.
Subsequent Investment in Unconsolidated Real Estate Entity
On January 30, 2025, we entered into a joint venture for the development of Nexton Pine Hollow, a to-be-built multifamily apartment project comprised of 324 units in Charleston, SC. We have committed to invest an aggregate of $28.6 million in this joint venture, and, as of January 30, 2025, had funded $8.4 million on account of this commitment.

DEBT SUMMARY AS OF DECEMBER 31, 2024
Dollars in thousands

	Amount	Weighted Average Contractual Rate (e)	Weighted Average Hedged Effective Rate (f)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$194,478	5.5%	4.8%	Floating(g)	4.0
Unsecured term loans (b)	600,000	5.6%	4.0%	Floating(g)	2.5
Secured credit facilities (c)	585,635	4.2%	4.4%	Fixed	3.9
Mortgages	780,794	3.8%	4.0%	Fixed	3.7
Unsecured private placement notes (d)	150,000	5.4%	5.6%	Fixed	8.3
Total Principal	2,310,907	4.6%	4.3%		3.8
Loan premiums (discounts), net	31,721
Unamortized deferred financing costs	(8,945)
Total Consolidated Debt	2,333,683
Market Equity Capitalization, at period end	4,697,713
Total Capitalization	$7,031,396
(a)On January 8, 2025, we amended and restated our unsecured credit agreement to increase our revolver capacity from $500,000 to $750,000 and to amend the maturity date of borrowings under the unsecured revolver to January 8, 2029.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $509,386 secured credit facility, two tranches of which, in an aggregate principal amount of $468,918, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,249 secured credit facility with a maturity date of July 1, 2030.
(d)Consists of (i) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2031 and at a fixed annual interest rate of 5.32% and (ii) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2034 and at a fixed annual interest rate of 5.53%.
(e)Represents the weighted average of the contractual interest rates in effect as of the three months ended December 31, 2024, without regard to any interest rate swaps or collars.
(f)Represents the weighted average effective interest rates for the three months ended December 31, 2024, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization.
(g)As of December 31, 2024, we maintained the below hedges that have effectively fixed a portion of our floating rate debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT MATURITY, DEBT COVENANT AND UNENCUMBERED ASSET STATS
AS OF DECEMBER 31, 2024
Dollars in thousands

(a) Reflects our December 31, 2024 debt maturity schedule as adjusted for the amended and restated credit agreement that we entered into on January 8, 2025. The amended and restated credit agreement increases our borrowing capacity under our existing revolver from $500 million to $750 million and extends the maturity date of the revolver from January 2026 to January 2029.
Debt Covenant Summary (b)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	30.5%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.5x	Yes
Unsecured leverage ratio	≤ 60%	27.9%	Yes
(b)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fifth Amended, Restated and Consolidated Credit Agreement, which was filed as Exhibit 10.1 of our Form 8-K filed on January 10, 2025.
Encumbered & Unencumbered Statistics (c)

	Total Units	% of Total	Gross Assets	% of Total	Q4 2024 NOI	% of Total
Unencumbered assets	21,216	63.1%	$4,140,591	60.2%	$66,167	62.2%
Encumbered assets	12,399	36.9%	2,741,705	39.8%	40,235	37.8%
	33,615	100.0%	$6,882,296	100.0%	$106,402	100.0%
(c)Excludes our development project Flatiron Flats. See the definitions at the end of this release.

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of net rent amounts, after leasing concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Total debt	$2,333,683	$2,286,694	$2,252,559	$2,277,098	$2,549,409
Less: cash and cash equivalents	(21,228)	(17,611)	(21,034)	(21,275)	(22,852)
Less: loan discounts and premiums, net	(31,721)	(33,970)	(37,253)	(39,804)	(44,483)
Total net debt	$2,280,734	$2,235,113	$2,194,272	$2,216,019	$2,482,074
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, and restructuring costs.
Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net (loss) income to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Net (loss) income	$(1,100)	$12,620	$10,555	$17,961	$(41,654)
Other revenue	(346)	(275)	(298)	(203)	(316)
Property management expenses	7,379	7,379	7,666	7,499	6,660
General and administrative expenses	4,856	4,765	6,244	8,381	5,043
Depreciation and amortization expense	57,742	55,261	54,127	53,721	55,902
Casualty (gains) losses	(80)	1,249	465	2,301	59
Interest expense	19,770	18,308	17,460	20,603	23,537
(Gain on sale) loss on impairment of real estate assets, net	20,928	(688)	152	(10,530)	56,263
(Gain) loss on extinguishment of debt	2	—	—	(203)	124
Other loss	—	—	—	1	79
(Income) loss from investments in unconsolidated real estate entities	(2,729)	703	850	829	1,330
NOI	$106,422	$99,322	$97,221	$100,360	$107,027
Less: Non same-store portfolio NOI	6,024	3,926	3,979	7,812	11,664
Same-store portfolio NOI	$100,398	$95,396	$93,242	$92,548	$95,363
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront leasing concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront leasing concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations
ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Total assets	$6,057,919	$5,948,204	$5,940,261	$5,972,848	$6,280,175
Plus: accumulated depreciation (a)	753,539	715,702	674,236	630,743	606,404
Plus: accumulated amortization	70,838	69,958	69,532	69,998	73,975
Total gross assets	$6,882,296	$6,733,864	$6,684,029	$6,673,589	$6,960,554
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.